                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement
( )  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                    FNB Corp.
                (Name of Registrant as Specified in its Charter)


              Jerry A. Little, Treasurer and Secretary, FNB Corp.
      Post Office Box 1328, Asheboro, North Carolina 27204, (910) 626-8300
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     2)  Form, Schedule, or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                    FNB CORP.

                                101 Sunset Avenue
                         Asheboro, North Carolina 27203


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         Notice is hereby given that the regular Annual Meeting of Shareholders of FNB Corp. (the "Corporation") will be held at the AVS Banquet Centre, 2045 North Fayetteville Street, Asheboro, North Carolina, on Tuesday, the 13th day of May, 1997, at one o'clock p.m., preceded by a buffet luncheon beginning at 12:15 p.m., for the following purposes:

         1. To elect three Class II Directors to serve for three-year terms expiring at the Annual Meeting in 2000.

         2. To consider approval of the Corporation's Stock Compensation Plan, including certain amendments.

         3. To consider ratification of the selection of KPMG Peat Marwick LLP, Certified Public Accountants, as independent auditors of the Corporation for the 1997 fiscal year.

         4. To consider and act upon any other business as may come before the meeting or any adjournment thereof.

         All shareholders are invited to attend the meeting. Only those shareholders of record at the close of business on March 27, 1997, shall be entitled to notice of the meeting and to vote at the meeting.

         Information relating to the activities and operations of FNB Corp. during the fiscal year ended December 31, 1996, is contained in the Corporation's Annual Report, which is enclosed.


                                    By Order of the Board of Directors


                                    /s/ Michael C. Miller
                                    Michael C. Miller
                                    President

APRIL 10, 1997

YOUR BOARD OF DIRECTORS URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BY NOTIFYING THE SECRETARY OF FNB CORP. IN WRITING PRIOR TO THE VOTING OF THE PROXY.

                                 PROXY STATEMENT


                               GENERAL INFORMATION

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of FNB Corp. (the "Corporation" or "FNB") for use at the Annual Meeting of Shareholders to be held on May 13, 1997. The principal executive offices of the Corporation are located at its wholly-owned subsidiary, First National Bank and Trust Company (the "Bank"), 101 Sunset Avenue, Asheboro, North Carolina 27203 (Telephone: 910-626-8300). This proxy statement and the enclosed form of proxy were first sent to shareholders on or about April 10, 1997.

     A proxy may be revoked by the person giving it by delivering a written notice to the Corporation prior to the meeting or by personally requesting that it be returned. The shares represented by all properly executed proxies received by the Corporation in time to be taken to the meeting will be voted; and, if a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specification. If a specification is not made, the proxy will be voted for the proposals set forth in the Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Corporation or Bank without additional compensation therefor. The Corporation may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Corporation Common Stock held of record by such person, and the Corporation will reimburse such forwarding expenses. The Corporation will pay the costs of solicitation of proxies.

            VOTING SECURITIES OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     Only holders of record of FNB Common Stock at the close of business on March 27, 1997 (the "Record Date"), are entitled to a notice of and to vote on matters to come before the Annual Meeting or any adjournment thereof. On the Record Date, there were 1,811,104 shares of FNB Common Stock issued and outstanding.

     Each share is entitled to one vote on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of FNB Common Stock entitled to vote is necessary to constitute a quorum.

     The Corporation is not aware of any holders of more than 5% of the outstanding shares of FNB Common Stock as of March 27, 1997.

                               EXECUTIVE OFFICERS

     The current executive officers of the Corporation and of the Bank are as follows:

NAME                                AGE     POSITION IN CORPORATION                          POSITION IN BANK

Michael C. Miller                   46      President and Chief                              President and Chief
                                            Executive Officer                                Executive Officer

Jerry A. Little                     53      Treasurer and Secretary                          Senior Vice President
                                                                                             and Secretary

     The above officers have held executive positions with the Corporation or the Bank for at least the past five years. Officers are elected annually by the Board of Directors.

                              ELECTION OF DIRECTORS

     The bylaws of the Corporation provide that the number of directors shall consist of not less than nine nor more than twenty-five, with the exact number of directors within such maximum and minimum limits to be fixed and determined from time to time by resolution adopted by a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. The Board of Directors has set the total number of directors at 10, all of whom will be elected at the 1997 Annual Meeting or were previously elected and will remain in office after that meeting.

     The Board of Directors is divided into three classes: Class I, Class II and Class III. In accordance with this classification, the members of Class II of the Board of Directors are to be elected at this Annual Meeting. It is intended that the persons named in the accompanying form of proxy will vote for the three nominees listed below for directors of the Corporation in Class II, unless authority so to vote is withheld. Each nominee is at present a member of the Board of Directors. Class II directors will serve for three-year terms expiring at the 2000 Annual Meeting or until their successors shall be elected and shall qualify. Directors are elected by a plurality of the votes cast. Abstentions and broker nonvotes will not affect the election results if a quorum is present.

     The following information is furnished with respect to the nominees for election as directors of the Corporation in Class II, and for the directors in Classes I and III whose terms expire at the Annual Meetings occurring in 1999 and 1998, respectively. Each nominee for Class II director and each director presently serving in Classes I and III also serves as a director of the Bank.

                         NOMINEES FOR CLASS II DIRECTORS

             NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS
                     EXPIRING AT THE ANNUAL MEETING IN 2000


                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE
W. L. Hancock                       President and                               1973                      61
                                    Treasurer,
                                    Hancock Farms, Inc.
                                    (Purebred Cattle)
                                    (1987 - Present)

R. Reynolds Neely, Jr.              Planning Director,                          1980                      43
                                    City of Asheboro
                                    Planning Department
                                    (1989 - Present)

Richard K. Pugh                     Chairman of the Board,                      1988                      62
                                    Pugh Oil Company, Inc.
                                    (1990 - Present)

                              DIRECTORS IN CLASS I

                              DIRECTORS WITH TERMS
                     EXPIRING AT THE ANNUAL MEETING IN 1999


                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE

James M. Culberson, Jr.             Chairman of the Board                       1974                      68
                                    of the Corporation
                                    (1984 - Present); Chairman of the Board of
                                    the Bank (1974 - Present); President of the
                                    Corporation (1984 - 1993); Chief Executive
                                    Officer of the Bank (1991 - 1993)

J. M. Ramsay III                    President,                                  1989                      49
                                    Elastic Therapy, Inc.
                                    (1989 - Present)

                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE
Charles W. Stout, M.D.              Retired;                                    1989                      64
                                    Family Physician
                                    (1962 - 1996)

Earlene V. Ward                     Secretary,                                  1976                      65
                                    Vestal Motor Co.
                                    (1991 - Present);
                                    Secretary and Treasurer,
                                    Mid-State Motors, Inc.
                                    (1991 - Present)

                             DIRECTORS IN CLASS III

                              DIRECTORS WITH TERMS
                     EXPIRING AT THE ANNUAL MEETING IN 1998

                                    OCCUPATION                                  DIRECTOR
NAME                                LAST FIVE YEARS                             SINCE                     AGE
James M. Campbell, Jr.              President and                               1984                      58
                                    Treasurer, Sew
                                    Special, Inc.
                                    (1979 - Present)

Thomas A. Jordan                    President, Michael                          1984                      57
                                    Thomas Furniture
                                    Company
                                    (1983 - Present)

Michael C. Miller                   President and Chief                         1992                      46
                                    Executive Officer of
                                    the Corporation
                                    (1994 - Present);
                                    Chief Executive Officer
                                    of the Bank
                                    (1994 - Present);
                                    President of the Bank
                                    (1991 - Present);
                                    Vice President, Treasurer
                                    and Secretary of the
                                    Corporation
                                    (1986 - 1993);
                                    Director,
                                    B. B. Walker Company

     In the event that any nominee should not be available to serve for any reason (which is not anticipated), it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Corporation may recommend.

COMMITTEES OF THE BOARD

     The Board of Directors holds regular monthly meetings to conduct the normal business of the Corporation and meets on other occasions when required for special circumstances. In addition, certain board members serve on standing committees. Among these committees are the Audit and Compliance, Compensation and Nominating Committees, whose members and principal functions are as follows:

     AUDIT AND COMPLIANCE COMMITTEE. The Audit and Compliance Committee reviews significant audit and accounting principles, policies and practices and meets with the audit manager relative to internal audit functions and with the Independent Auditors to review the performance of the audit manager and internal controls and accounting procedures. The committee also reviews significant regulatory compliance matters and meets with the compliance officer relative to the compliance management function. Additionally, the committee reviews regulatory reports filed with the Federal Reserve Board and Comptroller of the Currency. Members of this committee are Directors Neely, Hancock and Ramsay. The Audit and Compliance Committee met six times during the 1996 fiscal year.

     COMPENSATION COMMITTEE. The Compensation Committee deals in broad terms with personnel matters and reviews the compensation of the senior officers of the Corporation and Bank. Members of this committee are Directors Campbell, Neely, Pugh and Ward. The Compensation Committee met twice during the 1996 fiscal year.

     NOMINATING COMMITTEE. The Board of Directors, as a group, serves as the Nominating Committee and in that capacity recommends nominees for election to the Board. Qualified candidates recommended by shareholders will be considered by the Board. In order for a candidate recommended by a shareholder to be considered as a nominee at the next annual meeting, the name of such candidate, together with a written description of the candidate's qualifications must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 11, 1997.

     During the fiscal year ended December 31, 1996, the Board of Directors held a total of 13 meetings. Each Director attended 75% or more of the total number of meetings of the Board and of the committees of the Board on which he or she served except for James M. Culberson, Jr., who attended 69% of such meetings.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 1996, 1995 and 1994, the cash and certain other compensation paid to or received or deferred by persons who were at December 31, 1996 the chief executive officer of the Corporation and the other officers of the Corporation whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM
                                                        ANNUAL COMPENSATION     COMPENSATION
                                                                                    SECURITIES
                                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION                                                      STOCK OPTIONS   ALL OTHER
ON DECEMBER 31, 1996                        YEAR       SALARY        BONUS              (#)     COMPENSATION
------------------------------------        ----       ------        -----       -------------  ------------
Michael C. Miller, President and            1996      $162,504      $35,848           7,500         $6,430 (1)
Chief Executive Officer of the              1995       137,496       36,750           5,000          8,042
Corporation and Bank                        1994       125,000       35,000           7,500          4,768

     (1) Amount shown consists of $1,680 paid by the Bank pursuant to a Split Dollar Insurance Program for executives and $4,750 contributed by the Corporation to a 401(k) plan.

STOCK OPTIONS

     The following table provides details regarding stock options granted to the Named Executive Officers in the 1996 fiscal year. Information concerning stock options to directors is set forth under the heading "Director Compensation". The stock options were granted pursuant to the Corporation's Stock Compensation Plan.

                              OPTION GRANTS IN 1996

                                             % OF
                            NUMBER OF        TOTAL
                           SECURITIES       OPTIONS
                           UNDERLYING       GRANTED          EXERCISE
                            OPTIONS           TO             OR BASE
                            GRANTED        EMPLOYEES          PRICE         EXPIRATION
                            (#) (1)         IN 1996           ($/SH)           DATE
                         -------------     -----------       ---------      ----------
Michael C. Miller            7,500            19.9%            $28.00         12/11/06

     (1) Incentive Stock Options exercisable one year after the grant date (December 12, 1997), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant.

     The following table shows the number of shares covered by exercisable and unexercisable options held by Named Executive Officers as of December 31, 1996. No options were exercised by Named Executive Officers in 1996.

                       OPTION VALUES AT DECEMBER 31, 1996

                                   NUMBER OF SECURITIES
                                       UNDERLYING                        VALUE OF UNEXERCISED
                                 UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                  DECEMBER 31, 1996 (#)                 DECEMBER 31, 1996 (1)
                              ------------------------------        -----------------------------
NAME                            EXERCISABLE   UNEXERCISABLE         EXERCISABLE    UNEXERCISABLE
Michael C. Miller                 4,000          16,000               $47,190        $100,785

     (1) The closing price of the Corporation's Common Stock on December 30, 1996, the last day the stock was traded in fiscal 1996, was $30.00.


PENSION PLAN

     The Bank maintains a Pension Plan for its employees. The aggregate amount set aside or accrued during the year ended December 31, 1996, for all benefits to be paid under the Plan in the event of retirement with respect to all employees, as a group, was $185,368. The contributions to the Plan are based on actuarial assumptions covering all employees, as a group, and the contributions attributable to officers as a group are not determinable. No outside director is included in the Pension Plan. As of January 1, 1997, the individual named in the Summary Compensation Table, Mr. Miller, had 11 credited years of service under such plan. The approximate annual retirement benefits beginning at the normal retirement age of 65 to plan participants with salaries in the classifications indicated are listed in the table below. The benefit amounts listed in the following table reflect a straight life annuity. The benefit amounts listed in the table are subject to certain adjustments for participants who accrued benefits under the Plan prior to January 1, 1989.

                                               APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT
                                                   FOR YEARS OF SERVICE INDICATED (1)
ASSUMED AVERAGE                             ----------------------------------------------
COMPENSATION FOR
FINAL TEN YEARS         15 Years        20 Years         25 Years       30 Years       35 Years      40 Years
---------------         --------        --------         --------       --------       --------      --------
   $100,000               22,061         29,415           36,769         44,123         51,476        56,476
     125,000              28,249         37,665           47,081         56,498         65,914        72,164
     150,000              34,436         45,915           57,394         68,873         80,351        87,851
     175,000              40,624         54,165           67,706         81,248         94,789       103,539
     200,000              46,811         62,415           78,019         93,623        109,226       119,226
     225,000              52,999         70,665           88,331        105,998        123,664       134,914

     (1) Annual retirement benefits over $125,000 exceed the current maximum plan benefits under the Internal Revenue Code.

DIRECTOR COMPENSATION

     Directors, other than the Chairman of the Board, who are not also employees of the Corporation or Bank are paid $400 for each Board meeting they attend and receive an additional $200 for each committee meeting attended. In addition, each nonemployee director, other than the Chairman of the Board, is paid a monthly retainer of $400. The Chairman of the Board receives an annual fee of $50,000. Directors may elect to defer receipt of their fees and monthly retainers until their retirement from the Board. Any deferred fees and retainers become a general obligation of the Corporation to be credited with interest at the Bank's deposit rate applied to individual retirement accounts with a two-year term and priced on a monthly variable-rate basis, subject to a minimum rate of 5.5% per annum.

     On December 12, 1996, the Corporation granted to each nonemployee director a nonqualified stock option to purchase 1,000 shares of Common Stock at the price of $28.00 per share. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on date of grant. The stock options first become exercisable on December 12, 1997, with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The options expire on December 11, 2006.

                     INDEBTEDNESS OF OFFICERS AND DIRECTORS

     Certain of the directors and officers of the Corporation and Bank and companies with which they are affiliated were customers of and borrowers from the Bank in the ordinary course of business in 1996. Similar banking transactions are expected to take place in the future. In the opinion of management, all outstanding loans and commitments included in such transactions were made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers and did not involve more than normal risk of collectibility or contain other unfavorable features.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 27, 1997, certain information with respect to the beneficial ownership of FNB Common Stock by directors and by directors and executive officers as a group.


                                     AMOUNT AND NATURE OF
                                     BENEFICIAL OWNERSHIP               PERCENT
NAME AND ADDRESS                    MARCH 27, 1997  (1) (2)            OF CLASS
----------------                    -----------------------            --------
James M. Campbell, Jr.                     22,061                        1.22
Randleman, NC

James M. Culberson, Jr.                    19,968                        1.10
Asheboro, NC

W. L. Hancock                              32,608                        1.80
Franklinville, NC

Thomas A. Jordan                           77,291                        4.27
Liberty, NC

Michael C. Miller                           7,912                        0.44
Asheboro, NC

                                      AMOUNT AND NATURE OF
                                      BENEFICIAL OWNERSHIP            PERCENT
NAME AND ADDRESS                    MARCH 27, 1997  (1) (2)           OF CLASS
----------------                    -----------------------           --------

R. Reynolds Neely, Jr.                      82,077      (3)             4.53
Asheboro, NC

Richard K. Pugh                              2,300                      0.13
Asheboro, NC

J. M. Ramsay III                             9,791                      0.54
Asheboro, NC

Charles W. Stout, M.D.                      12,170                      0.67
Asheboro, NC

Earlene V. Ward                             11,606                      0.64
Asheboro, NC

Directors and executive officers           279,610     (3)             15.34
  as a group (11 persons)

     (1) Includes shares held by directors' and executive officers' immediate families, including spouse and/or children residing in same household. Does not include 2,310 shares owned by the Ferree Educational and Welfare Fund, of which Mr. Miller is a trustee and treasurer.

     (2) Includes shares subject to stock options exercisable as of March 27, 1997 or within 60 days thereafter for Mr. Campbell (800 shares), Mr. Culberson (800 shares), Mr. Hancock (500 shares), Mr. Jordan (800 shares), Mr. Miller (4,000 shares), Mr. Neely (800 shares), Mr. Pugh (800 shares), Mr. Ramsay (800 shares), Mrs. Ward (500 shares) and all directors and executive officers as a group (11,300 shares).

     (3) Includes 51,096 shares held of record by Mr. Neely's mother and over which Mr. Neely and his sister have joint voting and dispository control pursuant to a revocable power of attorney.

     Under the securities laws of the United States, the Corporation's directors, its executive officers, and any persons holding more than 10 percent of the Corporation's stock are required to report their ownership of the Corporation's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during 1996. All of these filing requirements were satisfied by its directors, executive officers and 10 percent holders, except that each of the directors and executive officers of the Corporation inadvertently failed to file on a timely basis one report relating to one transaction involving the grant of stock options during 1996. In making these statements, the Corporation has relied on the written representations of its directors, executive officers and 10 percent holders and copies of the reports that they have filed with the Commission.

                  PROPOSAL TO APPROVE STOCK COMPENSATION PLAN,
                          INCLUDING CERTAIN AMENDMENTS

         On March 11, 1993, the Board of Directors adopted the Corporation's Stock Compensation Plan (the "Plan"), which was approved by the shareholders of the Corporation at their 1993 Annual Meeting held on May 11, 1993. On December 12, 1996, the Board of Directors amended the Plan in a manner intended to permit certain awards granted under the Plan to be treated as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that the Corporation may receive the full benefit of any deductions resulting from the grant or exercise of such awards. The changes made to the Plan include the following: (i) the Plan will be administered by a committee (the "Committee") comprised of at least two "outside directors," as defined in Section 162(m), (ii) the number of shares of the Corporation's Common Stock, par value $2.50 per share (the "Common Stock"), eligible for awards to any one individual under the Plan is 50,000 shares, (iii) advisory board members are now eligible for grants of nonqualified stock options under the Plan, and
(iv) language relating to compliance with Section 16 of the Securities Exchange Act of 1934 was amended to conform to recent changes in the rules and regulations promulgated thereunder.

         The Corporation is seeking shareholder approval of the Plan as originally adopted and as now amended in order to comply with the requirements of Section 162(m) of the Code and to allow incentive stock options granted under the Plan to receive favorable tax treatment as provided in Section 422 of the Code and described below. The following summary of the Plan is qualified in its entirety by express reference to the text of the Plan.

DESCRIPTION OF THE PLAN

         The Plan permits the Committee to grant (i) incentive stock options and restricted and unrestricted stock bonuses to key employees and (ii) nonqualified stock options to key employees, officers, directors (whether or not employees) and advisory board members. The Board of Directors is authorized under the Plan to grant nonqualified options to nonemployee directors and advisory board members. The Corporation has approximately 100 employees, nonemployee directors and advisory board members whom it considers eligible to receive awards under the Plan. The Plan is intended to allow certain key employees, officers, directors and advisory board members of the Corporation and its subsidiaries to have an opportunity to acquire an ownership interest in the Corporation and to encourage them to continue to promote the Corporation's best interests. The Plan authorizes grants to acquire up to 180,000 shares of the Corporation's Common Stock.

         The number and class of shares available under the Plan will be adjusted in the event of stock splits and combinations, stock dividends and similar changes in the capitalization of the Corporation.

         The Plan allows the Committee and the Board of Directors broad discretion in determining the number of shares and the particular terms of any stock option or stock bonus. The exercise price of stock options may not be less than the fair market value of the Common Stock as of the date the option is granted. The closing market price of the Common Stock as reported on NASDAQ on March 25, 1997, was $29.50 per share. Unless otherwise provided in the Plan or in an option agreement evidencing such option, one-fifth of each option becomes exercisable on and after each of the first, second, third, fourth and fifth anniversary dates of the grant.

         The terms of each option are as provided in the applicable option agreement, but no stock option granted may have a term in excess of ten years from the grant date. In addition, any incentive stock option which is granted to a key employee who holds more than 10% of the total combined voting power of all classes of stock of the Corporation or its affiliates is exercisable only at a price which is at least 110% of the fair market value of the Common Stock on the date of grant and such option may not be exercisable more than five years after the date on which it is granted. Unless otherwise provided in the applicable option agreement, all unexercised options terminate three months after an optionee's termination of employment for any reason other than death. If a termination of employment is due to death, the option must be exercised, if at all, within one year of termination.

         The Plan may be amended, modified, suspended or terminated by the Board of Directors of the Corporation provided, however, that no such amendment may
(i) increase the maximum aggregate number of shares available under the Plan,
(ii) change the minimum option exercise price provided in the Plan, (iii) extend the period during which options and stock bonuses may be exercised or granted or
(iv) expand the class of persons eligible to receive options or stock bonuses. Unless sooner terminated as provided in the Plan, the Plan will terminate on March 10, 2003. No options or stock bonuses may be granted after the Plan has terminated.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Any incentive stock options granted under the Plan are intended to qualify as "incentive stock options" under Section 422 of the Code. The grant of an incentive stock option generally does not result in taxable income to the optionee at the time of grant or at the time of exercise. However, for any year in which Common Stock is purchased upon exercise of the option, the difference between the fair market value of the Common Stock at the time of exercise and its cost to the employee is an item of adjustment for purposes of computation of an employee's alternative minimum tax under Section 55 of the Code. If the optionee exercises the option and then sells the Common Stock purchased under the option at a gain, the excess of the sales price of the Common Stock over its cost to the optionee is taxable as a long-term capital gain if the sale is made more than two years from the granting of the option and more than one year from the transfer of the Common Stock to the optionee. If the sale is made within two years after the granting of the option or within one year after the Common Stock is transferred to the optionee, the optionee will generally recognize ordinary income, equal to the fair market value of the Common Stock on the date of exercise less the option price, and capital gain (long-term or short-term as the case may be), equal to the amount realized in excess of the fair market value of the Common Stock on the date of exercise. No tax deduction is generally available to the Corporation as a result of the granting of incentive stock options, the exercise of such options, or the sale by optionees of the Common Stock purchased. However, the Corporation is entitled to a deduction in an amount equal to the ordinary income, if any, realized by an optionee on the sale of Common Stock purchased pursuant to the exercise of an incentive stock option.

         Nonqualified options granted under the Plan are not intended to qualify as "incentive stock options" under Section 422 of the Code. An optionee does not receive taxable income, and the Corporation receives no deduction, by reason of the grant of a nonqualified option. On the date any such option is exercised, an optionee is deemed to receive ordinary income equal to the amount by which the fair market value of the Common Stock on the exercise date exceeds the option price. At that time, the Corporation receives a deduction in the same amount.

         Stock bonuses granted under the Plan result in the recipient recognizing ordinary income equal to the fair market value of the Common Stock when the Common Stock is no longer subject to substantial risk of forfeiture or may be transferred free of such risk. For unrestricted stock bonuses, the recipient recognizes this income on the date of grant. In addition, the recipient of a restricted stock bonus may elect to report this income in the year the Common Stock is transferred to him even though the income would otherwise be deferred. At the time the recipient includes the restricted stock bonus as income, the Corporation would receive a deduction in the same amount.

         The Plan provides that the Committee may, in its discretion, grant tax reimbursement payments to stock bonus and nonqualified stock option recipients for use in paying income taxes resulting from such bonuses or options.

         Any discussion herein pertaining to a deduction for the Corporation is qualified by application of Section 162(m) of the Code and the regulations thereunder. Section 162(m) limits to $1,000,000 per year the allowable deduction for compensation paid to or accrued by the chief executive officer and the four most highly compensated officers (other than the chief executive officer), except that such limit does not include "performance-based compensation," as that term is defined therein. If the Plan, as amended, is approved by shareholders in the manner described below, compensation realized upon the exercise of options will be "performance-based" if the exercise price is at least equal to the fair market value of the underlying stock on the date of grant. The Plan is intended to meet the provisions of Section 162(m) such that any deductions realized from stock option transactions thereunder will not be limited. Compensation derived from stock bonus awards granted under the Plan is not intended to qualify as "performance-based" under the Section 162(m) regulations. Since stock bonus awards are granted in minimal numbers, the Corporation believes it is unlikely that granting such awards will result in nondeductible compensation through the application of Section 162(m).

PURPOSE OF AMENDMENTS

         Although the Corporation considers it unlikely that any employee will receive total compensation in excess of $1,000,000 in any year, including the value realized from grants under the Plan, the Board of Directors felt it prudent to amend the Plan to assure that options granted under the Plan will comply with Section 162(m) of the Code. Compliance with Section 162(m) should allow the Corporation to take full advantage of any deductions resulting from stock option transactions in the event a dramatic increase in the price of the Corporation's Common Stock or a similar event causes one or more employees to receive or accrue total compensation in excess of $1,000,000 in a given year. Shareholder approval is also necessary under Section 422 of the Code because all material changes in a plan must be so approved in order for incentive stock options to be so treated under that section.

VOTE REQUIRED; EFFECT OF NONAPPROVAL

         In order for incentive stock options granted under the Plan to receive the favorable tax treatment described above and to comply with Section 162(m) of the Code and the Regulations thereunder, it is necessary that the Plan, as amended, be approved by the shareholders of the Corporation. The Plan, as amended, will not become effective unless the Plan is approved by a majority of the votes cast at a shareholders' meeting at which a quorum is present, either in person or by proxy. Abstentions and broker nonvotes will have no effect. If such approval is not obtained, the Plan as currently in effect will remain effective until it expires on March 10, 2003; provided, however, that any compensation realized upon the exercise of options or awards under the Plan will not be deemed performance-based compensation under Code Section 162(m).

PLAN BENEFITS

         Because the Plan is discretionary, it is not possible to determine what options the Committee or the Board of Directors will grant thereunder.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE STOCK COMPENSATION PLAN, AS AMENDED.

                              INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been selected by the Board of Directors as independent auditors for the 1997 fiscal year. This selection is being presented to the shareholders for ratification at the Annual Meeting.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if he desires to do so. Such representative will be available to respond to questions relating to the 1996 audit of the Corporation's financial statements.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of FNB Corp., 101 Sunset Avenue, Asheboro, North Carolina 27203, no later than December 11, 1997.

                                  OTHER MATTERS

     There is no business other than as set forth, so far as now known, to be presented for action by the shareholders at the meeting. It is intended that the proxies will be exercised by the persons named therein upon matters that may properly come before the meeting or any adjournment thereof, in accordance with the recommendations of management.

     By Order of the Board of Directors:


                                                      /s/ Michael C. Miller

                                                      Michael C. Miller
                                                      President


Date:  April 10, 1997

********************************************************************************
                                    APPENDIX


                                    FNB CORP.
                                101 Sunset Avenue
                         Asheboro, North Carolina 27203

             Proxy for Annual Meeting of Shareholders - May 13, 1997

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas A. Jordan and Charles W. Stout,
M.D., or either of them, proxies with full power of substitution to vote all shares of FNB Corp. standing in the name of the undersigned at the above Annual Meeting of Shareholders, and all adjournments thereof:

1. ELECTION OF CLASS II DIRECTORS TO SERVE FOR THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2000: W. L. Hancock, R. Reynolds Neely, Jr., Richard K. Pugh

         _____ With authority to vote for all nominees listed above, except as designated below.
         _____ Without authority to vote for all nominees listed above.
         -----------------------------------------------------------------------
         To withhold authority to vote for any individual nominee, write the nominee's name in the space above.

2.       PROPOSAL TO APPROVE STOCK COMPENSATION PLAN, INCLUDING CERTAIN
         AMENDMENTS.
         _____ FOR         _____ AGAINST    _____ ABSTAIN

3.       PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK LLP as independent auditors.
         _____ FOR         _____ AGAINST    _____ ABSTAIN

4. With discretionary authority upon such other matters as may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION TO VOTE FOR THE NOMINEES, APPROVAL OF THE STOCK COMPENSATION PLAN AND THE RATIFICATION OF THE SELECTION OF AUDITORS. THE PROXY WILL BE VOTED ACCORDINGLY UNLESS OTHERWISE SPECIFIED.


Dated:   _____________________, 1997          __________________________________
                                              Signature of Shareholder

                                              __________________________________
                                              Signature of Shareholder

                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title.  If more than one trustee,
                                              all should sign.  All joint owners
                                              must sign.

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